We, Kevin M. Landis, President, and Omar Billawala, Treasurer, of Firsthand Funds (the "registrant), certify that:

         1. The N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


By:      /s/ Kevin M. Landis
         -----------------------------------
         Kevin M. Landis
         President

Date:    September 5, 2003
         -----------------------------------



By:      /s/ Omar Billawala
         -----------------------------------
         Omar Billawala
         Treasurer

Date:    September 5, 2003
         -----------------------------------